UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 6, 2004

Commission file number  0-14678

ROSS STORES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	94-1390387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8333 Central Avenue, Newark, California	94560-3433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 505-4400

Former name, former address and former fiscal year, if changed since last report     N/A

Item 7.  Exhibits.

Exhibit No.	Description

99.1	May 6, 2004 Press Release by Ross Stores, Inc.

Item 12.  Results of Operations and Financial Condition

On May 6, 2004, the Company issued a press release regarding the Company’s sales results and estimated earnings for its first fiscal quarter ended May 1, 2004.  The full text of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

ROSS STORES, INC. Registrant

Date: May 6, 2004	/s/J. CALL

John G. Call Senior Vice President, Chief Financial Officer, Principal Accounting Officer and Corporate Secretary